UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 23, 2009

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Brazos International Exploration, Inc.

 (Name of Small Business issuer in its charter)

   NEVADA                                                000-53336                                   01-0884561

(State or other jurisdiction of               (Commission File No.)                    (IRS Employer  incorporation or organization)                                                                  Identification Number)

2819 Fort Hamilton Parkway, Brooklyn, NY 11218

 (Address of principal executive offices)

917.586.2118

(Registrant’s telephone number)

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Item 8 01. Other Events

On July 23, 2009 the Board of Directors of the registrant passed unanimously a resolution authorizing a forward split of the issued and outstanding common shares on a four to one (4 – 1) basis bringing the total common shares issued and outstanding to 20,400,000 A copy of the minutes of the meeting is including in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1 July 23, 2009 Minutes of The Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Ventures, Inc.

/s/ David Keating

President and Director

August 21, 2009